UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2016

Federal Home Loan Bank of Pittsburgh
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	412-288-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Member Election of Directors

On November 10, 2016, the Governance and Public Policy Committee ("Governance Committee") of the Federal Home Loan Bank of Pittsburgh ("Bank") Board of Directors ("Board"), as authorized by the Bank’s Board, reviewed the results of the recent Pennsylvania Member Director and non-member Independent Director election by stockholders of the Bank that concluded on November 7, 2016.

Following its review of the election results the Governance Committee declared the following nominees elected or re-elected (as applicable) to serve 4-year terms on the Board, beginning January 1, 2017 and ending December 31, 2020:

Pennsylvania Member Directors

Brendan J. McGill, President and Chief Operating Officer
Harleysville Savings Bank

James R. Biery, Director
DNB First, National Association

Independent Directors - Public Interest Directors

Patrick A. Bond
Founding General Partner, Mountaineer Capital, LP

Brian H. Hudson, Executive Director and Chief Executive Officer
Pennsylvania Housing Finance Agency

Board Election to Fill Independent Director Vacancy

Effective November 14, 2016, Thomas H. Murphy, Vice President of Information Technology and Chief Information Officer of the University of Pennsylvania, has been elected by the Bank’s Board of Directors to fill the unexpired term ending December 31, 2017 of former Independent Director, Angela J. Yochem. In 2016, Mr. Murphy shall serve on the Board’s Operational Risk and Audit Committees and receive compensation in accordance with the Bank’s 2016 Directors’ Compensation Policy.

Attached as Exhibit 99.1 is a press release issued by the Bank announcing the results discussed above. The election of the Pennsylvania Member Directors, the non-member Independent Directors and the Board’s election to fill the vacant Independent Director seat took place in accordance with the terms of the Federal Home Loan Bank Act and Federal Housing Finance Agency ("Finance Agency") Regulations. No in-person meeting of the members was held. The Board has not yet determined on which committees the Pennsylvania Member Directors and Independent Directors will serve beginning in 2017. All directors serving on the Bank's Board in 2017 will receive compensation under the Bank's 2017 Directors’ Compensation Policy when finalized. Director compensation is subject to the terms of Finance Agency Regulations and Finance Agency review and non-objection.

The Bank is a cooperative and most of the Bank’s business is conducted with its members. In the normal course of its business, the Bank extends credit to and transacts other business with members whose officers or directors may serve as Member Directors of the Bank. It is the Bank’s policy to extend credit to and transact other business with members having directors or officers serving on the Bank’s Board on terms and conditions that are no more favorable than the terms of comparable transactions with similarly situated members having no Board representation. In addition, the Bank may have transactions with Independent Directors as well. For further information regarding such transactions, including information regarding related person transactions as defined in 17 C.F.R. 229.404(a), see Item 13 of the Bank’s 2015 Annual Report on Form 10-K filed with the SEC.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The election of Pennsylvania Member Directors and the re-election of incumbent Independent Directors Bond and Hudson was conducted electronically. No in-person shareholder meeting was held. On November 10, 2016, the Governance Committee declared the voting results for the 2016 election of Pennsylvania Member Directors and non-member Independent Directors as described above in Item 5.02 of this Current Report. Complete voting results are included in the Bank's letter to members dated November 14, 2016, attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 and Exhibit 99.2 to this Form 8-K are a copy of the Bank’s press release and letter to members dated November 14, 2016 regarding the results of the director election and filling of the independent director vacancy. The information being furnished pursuant to Item 7.01 on this Current Report on Form 8-K and the information contained in Exhibit 99.1 and Exhibit 99.2 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number

99.1 Press Release dated November 14, 2016 issued by the Bank
99.2 November 14, 2016 Letter to Members Regarding 2016 Director Elections

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

November 14, 2016	By:	/s/ Dana A. Yealy

Name: Dana A. Yealy
Title: Managing Director, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 14, 2016 issued by the Bank
99.2	November 14, 2016 Letter to Members Regarding 2016 Director Elections